Exhibit 23.3

20/F, Kerry Plaza Tower 3, 1-1 Zhongxinsi Road, Futian District

Shenzhen 518048, Guangdong, PRC

Tel: +86 755 3680 6500     Fax: +86 755 3680 6599

Beijing · Shanghai · Shenzhen · Hong Kong · Haikou · Wuhan · Singapore

www.hankunlaw.com

Date: July 7, 2023

Autozi Internet Technology (Global) Ltd.. (the “Company”)

Block A, Building No. 16,

Yonyou Software Park,

No. 68 Beiqing Road, Haidian District, Beijing

The People’s Republic of China

Dear Sir/Madam:

We have acted as legal counsel as to the laws of the People’s Republic of China (the “PRC”, which, for purposes of this letter only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan) to the Company in connection with (i) the proposed initial public offering (the “Offering”) of [*] Class A ordinary shares, par value $0.0001 per share, (the “Ordinary Shares”) of the Company, and up to [*] Ordinary Shares, issuable upon exercise of an over-allotment option granted to the underwriters by the Company, as set forth in the Company’s registration statement on Form F-1 (File No.: [333-*]), including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (ii) the Company’s proposed listing of the Ordinary Shares on the NASDAQ Global Market.

We hereby consent to the inclusion of our opinion and reference to our firm in the Registration Statement. This letter shall only be used for purpose of this Offering.

We hereby consent to the Company providing copies of our opinion to US Tiger Securities, Inc. as representative (the “Representative”) of underwriters, pursuant to the underwriting agreement dated [***], 2023 by and among the Company and the Representative; provided, however, our opinion may not be relied upon by any of the underwriters for any purpose, or be furnished to, or otherwise referred to by any other person, firm or corporation for any purpose, without our express prior written consent.

Yours Sincerely,

Han Kun Law Offices

/s/ Han Kun Law Offices